Exhibit 99.1

VerifyMe Reports Third Quarter 2025 Financial Results

•	Revenue of $5.0 million in Q3 2025, compared to $5.4 million in Q3 2024(1)
•	Gross profit of $2.1 million or 41% in Q3 2025, compared to $1.9 million or 35% in Q3 2024
•	Net loss ($3.4) million in Q3 2025, including $3.9 million of one-time adjustments, compared to a net loss of ($2.4) million, including $1.8 million of one-time adjustments in Q3 2024
•	Adjusted EBITDA(2) of $0.8 million in Q3 2025, compared to $0.2 million in Q3 2024
•	Cash of $4.0 million as of September 30, 2025, with cash provided by operations of $0.2 million in Q3 2025, compared to $0.0 million in Q3 2024.
•	Short-term note investment of $2.0 million with regular quarterly interest payments

Lake Mary, FL – November 17, 2025 – (BUSINESS WIRE) — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, and brand protection and enhancement solutions, announced today the Company’s financial results for its third quarter ended September 30, 2025 (“Q3 2025”).

Adam Stedham, VerifyMe’s CEO and President stated “We are pleased with our year-to-date adjusted EBITDA growth over 2024, our positive cash generation in Q3 2025, and our new partnership with the other major parcel carrier in the US. We continue to look for strategic acquisitions to complement our services. In the meantime, we are setting the stage for organic revenue growth in 2026, accompanied by a higher margin profile and continued cash generation”.

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(1) Including $0.8 million from loss of previously disclosed Proactive services customers

(2) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Key Financial Highlights for Q3 2025:

•	Consolidated revenue of $5.0 million for the three months ended September 30, 2025 (“Q3 2025), compared to $5.4 million for the three months ended September 30, 2024 (“Q3 2024”) (1).
•	Gross profit of $2.1 million or 41% in Q3 2025, compared to $1.9 million or 35% in Q3 2024.
•	Net loss of ($3.4) million or ($0.26) per basic and diluted share in Q3 2025 including one-time adjustments of $3.9 million, compared to a net loss of ($2.4) million or ($0.23) per basic and diluted share in Q3 2024 including one-time adjustments of $1.8 million.
•	Adjusted EBITDA(2) of $0.8 million in Q3 2025, compared to $0.2 million in Q3 2024
•	Cash provided by operations of $0.2 million during Q3 2025 compared to $0.0 million during Q3 2024.

Financial Results for the Three Months Ended September 30, 2025:

Revenue in Q3 2025 was $5.0 million, compared to $5.4 million in Q3 2024. Revenue for the quarter decreased by $0.4 million. The decrease is primarily attributable to a $0.8 million decrease related to previously disclosed discontinued services for two customers in our Proactive services, which was partially offset by increases in revenues from new and existing customers in our Precision Logistics segment. Our Precision Logistics segment accounted for 99% of our revenues for the quarter.

Gross profit in Q3 2025 was $2.1 million, compared to $1.9 million in Q3 2024. The resulting gross margin percentage was 41% for the three months ended September 30, 2025, compared to 35% for the three months ended September 30, 2024. The increase in gross margin is primarily due to a decrease in costs in our Precision Logistics segment.

Operating loss was ($3.4) million in Q3 2025, compared to ($2.9) million in Q3 2024. The increased loss primarily relates to $3.9 million of goodwill and intangible asset impairments in the Precision Logistics segment in Q3 2025.

Net loss was ($3.4) million in Q3 2025 compared to ($2.4) million in Q3 2024. The resulting loss per basic and diluted share was ($0.26) in Q3 2025, compared to loss per basic and diluted share of ($0.23) in Q3 2024.

Adjusted EBITDA(2) in Q3 2025 was $0.8 million, compared to $0.2 million in Q3 2024. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

At September 30, 2025, we had a $4.0 million cash balance and $5.7 million in working capital.

 __________

(1) Including $0.8 million from loss of previously disclosed Proactive services customers

(2) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

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Earnings Call

The Company has scheduled an earnings conference call and webcast for 9:00 a.m. ET on Monday, November 17, 2025. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=LBAE0mrW or by calling +1 (844) 763-8274 within the US, or +1 (412) 717-9224 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10204466/10050d88b82.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), provides specialized logistics for time and temperature sensitive products, as well as brand protection and enhancement solutions. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “continue,” “may,” “should,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, our ability to continue to invest in the development and commercialization of our Authentication segment, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to attract, retain and develop successors for management, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and nine months ended September 30, 2025, to the three and nine months ended September 30, 2024, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net loss before interest (income) expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, gain on derecognized liability, goodwill and intangible asset impairments, change in fair value of contingent consideration, and one-time professional expenses for acquisitions and divestiture. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2025	December 31, 2024
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,007	$2,823
Accounts receivable, net of allowance for credit loss reserve, $9 and $71 as of September 30, 2025 and December 31, 2024, respectively	1,127	2,636
Note receivable, net of allowance for credit loss reserve, $12 and $0 as of September 30, 2025 and December 31, 2024	1,988	-
Unbilled revenue	381	733
Prepaid expenses and other current assets	339	131
Inventory	32	39
TOTAL CURRENT ASSETS	7,874	6,362

PROPERTY AND EQUIPMENT, NET	$68	$116

RIGHT OF USE ASSET	78	236

INTANGIBLE ASSETS, NET	2,317	5,365

GOODWILL	2,926	3,988
TOTAL ASSETS	$13,263	$16,067

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$-	$500
Accounts payable	978	2,971
Other accrued expense	348	660
Lease liability- current	51	108
Convertible Note – related party, current	400	-
Convertible Note, current	350	-
TOTAL CURRENT LIABILITIES	2,127	4,239

LONG-TERM LIABILITIES
Long-term lease liability	32	139
Term note	-	375
Convertible note – related party	-	450
Convertible note	-	650
TOTAL LIABILITIES	$2,159	$5,853

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $0.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-

Series B Convertible Preferred Stock, $0.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-

Common stock, $0.001 par value; 675,000,000 shares authorized;12,734,425 and 10,829,908 shares issued, 12,252,977 and 10,539,441 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	13	11

Additional paid in capital	101,484	96,344

Treasury stock as cost; 481,448 and 290,467 shares at September 30, 2025 and December 31, 2024, respectively	(502)	(480)

Accumulated deficit	(89,891)	(85,673)

Accumulated other comprehensive loss	-	12

STOCKHOLDERS' EQUITY	11,104	10,214

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,263	$16,067

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

NET REVENUE	$5,033	$5,435	$14,008	$16,546

COST OF REVENUE	2,960	3,540	8,854	10,301

GROSS PROFIT	2,073	1,895	5,154	6,245

OPERATING EXPENSES
Segment management and Technology(a)	744	1,329	2,590	4,189
General and administrative (a)	669	778	2,241	2,780
Research and development	5	5	15	65
Sales and marketing (a)	237	401	805	999
Goodwill and intangible asset impairment	3,850	2,252	3,850	2,265
Total Operating expenses	5,505	4,765	9,501	10,298

LOSS BEFORE OTHER INCOME (EXPENSE)	(3,432)	(2,870)	(4,347)	(4,053)

OTHER INCOME (EXPENSE)
Interest income (expenses), net	67	(29)	121	(109)
Other income, net	9	-	8	-
Change in fair value of contingent consideration	-	475	-	839

TOTAL OTHER INCOME, NET	76	446	129	730

NET LOSS	$(3,356)	$(2,424)	$(4,218)	$(3,323)

LOSS PER SHARE
BASIC	(0.26)	(0.23)	(0.34)	(0.32)
DILUTED	(0.26)	(0.23)	(0.34)	(0.32)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	12,682,423	10,603,747	12,542,986	10,306,392
DILUTED	12,682,423	10,603,747	12,542,986	10,306,392

(a)       Includes share-based compensation of $92 thousand and $684 thousand for the three and nine months ended September 30, 2025, respectively, and $486 thousand and $1,183 thousand for the three and nine months ended September 30, 2024 respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2025	2024	2025	2024

Net Loss (GAAP)	$(3,356)	$(2,424)	$(4,218)	$(3,323)
Interest (income) expense, net	(67)	29	(121)	109
Amortization and depreciation	281	306	853	905

Total EBITDA (Non-GAAP)	(3,142)	(2,089)	(3,486)	(2,309)

Adjustments:

Stock based compensation	-	85	86	174
Fair value of restricted stock and restricted stock units issued in exchange for services	92	401	598	1,009
Severance	37	-	112	141
Change in fair value of contingent consideration	-	(475)	-	(839)
Gain on derecognized liability	(9)	-	(109)	-
Goodwill and intangible asset impairment	3,850	2,252	3,850	2,265
One-time professional expenses for acquisitions/divestiture	4	-	51	-

Total Adjusted EBITDA (Non-GAAP)	$832	$174	$1,102	$441

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